Exhibit No. 23




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-4489 on Form S-8 of our report dated August 25, 2000, appearing in the Annual Report on Form 10-K of Movie Star, Inc. and subsidiaries for the year ended June 30, 2000.

DELOITTE & TOUCHE LLP
New York, New York
September 27, 2000